UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 13, 2005

Date of Report (Date of earliest event reported)

Harrah’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Harrah’s Court
Las Vegas, Nevada 89119
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  2.01.                                       Completion of Acquisition or Disposition of Assets.

On June 13, 2005, Harrah’s Entertainment, Inc., a Delaware corporation (“Harrah’s”), through its wholly-owned subsidiary, Harrah’s Operating Company, Inc., a Delaware corporation (“HOC”), consummated its acquisition of Caesars Entertainment, Inc., a Delaware corporation (“Caesars”), pursuant to that certain Agreement and Plan of Merger, dated July 14, 2004, by and among Harrah’s, HOC and Caesars (the “Merger Agreement”).  Pursuant to the Merger Agreement,  Caesars merged with and into HOC, with HOC as the surviving corporation, and each share of Caesars common stock outstanding at the effective time of the merger was converted into the right to receive either $17.75 in cash or 0.3247 shares of Harrah’s common stock, at the election of each Caesars stockholder, subject to proration due to limitations on the aggregate amount of cash to be paid and the number of shares of Harrah’s common stock to be issued by Harrah’s in the merger, as specified in the Merger Agreement.

Harrah’s will pay approximately $1.88 billion in cash and issue approximately 67.9 million shares of Harrah’s common stock to Caesars stockholders.  In addition, HOC assumed approximately $3.525 billion face value of debt of Caesars.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)                                 Election of Directors.

Pursuant to the Merger Agreement, Stephen F. Bollenbach and William Barron Hilton have been appointed to the Harrah’s Board of Directors in connection with the consummation of Harrah’s acquisition of Caesars.  Each of Messrs. Bollenbach and Hilton served on the Board of Directors of Caesars prior to the consummation of the merger.

Item 7.01                                             Regulation FD Disclosure.

On June 13, 2005, Harrah’s and Caesars issued a joint press release announcing the preliminary results of elections made by Caesars stockholders for the form of merger consideration to be received in the merger.  A copy of the press release dated June 13, 2005 is furnished as Exhibit 99.1 to this Current Report.

In addition, Harrah’s issued a press release announcing that it has consummated its acquisition of Caesars.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report.

The press releases furnished as exhibits to this Current Report shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01.                                          Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

The audited consolidated financial statements, including the notes thereto, of Caesars as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and the independent registered public accounting firm's reports related thereto are, in each case, set forth in Caesars’ Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and incorporated herein by reference.

The unaudited consolidated condensed financial statements as of March 31, 2005, and for the three month periods ended March 31, 2005 and 2004, are set forth in Caesars’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and incorporated herein by reference.

(b)         Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of Harrah’s for the year ended December 31, 2004, and as of and for the three months ended March 31, 2005, which give effect to Harrah’s acquisition of Caesars, are attached as Exhibit 99.3.

(c)        Exhibits

2.1                               Agreement and Plan of Merger, dated July 14, 2004, by and among Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc. and Caesars Entertainment, Inc. (incorporated by reference from Harrah’s Current Report on Form 8-K filed July 15, 2004).

23.1                         Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

99.1                         Joint Press Release dated June 13, 2005.

99.2                         Press Release dated June 13, 2005.

99.3                         Harrah’s Entertainment, Inc.’s Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2004, and as of and for the three months ended March 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: June 13, 2005	By:	/s/ Stephen H. Brammell
Stephen H. Brammell
Senior Vice President, General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document Description

2.1

Agreement and Plan of Merger, dated July 14, 2004, by and among Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc. and Caesars Entertainment, Inc. (incorporated by reference from Harrah’s Current Report on Form 8-K filed July 15, 2004).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.
99.1	Joint Press Release dated June 13, 2005.
99.2	Press Release dated June 13, 2005.
99.3	Harrah’s Entertainment, Inc.’s Unaudited Pro Forma Condensed Combined Financial Statements for the year ended December 31, 2004, and as of and for the three months ended March 31, 2005.